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                            Verizon New England Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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
                                                                                        Six Months Ended
(Dollars in Millions)                                                                    June 30, 2002
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
Income before provision for income taxes, extraordinary item and cumulative effect
  of change in accounting principle                                                               $337.2
Equity in income from affiliates                                                                   (24.4)
Interest expense                                                                                    79.2
Portion of rent expense representing interest                                                       33.6
Amortization of capitalized interest                                                                 3.7
                                                                                        ----------------
Earnings, as adjusted                                                                             $429.3
                                                                                        ================

Fixed charges:
Interest expense                                                                                  $ 79.2
Portion of rent expense representing interest                                                       33.6
Capitalized interest                                                                                 7.5
                                                                                        ----------------
Fixed Charges                                                                                     $120.3
                                                                                        ================
Ratio of Earnings to Fixed Charges                                                                  3.57
                                                                                        ================
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